UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported):
July 20, 2007
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Effective July 20, 2007, the Board of Directors of Lennox International Inc. (the “Company”) amended Article VII of the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares.
     The full text of the Bylaws, as amended, is filed as Exhibit 3.1 hereto and amended Article VII thereof is incorporated by reference herein.
Item 8.01 Other Events.
     On July 25, 2007, the Company announced that its Board of Directors approved a new share repurchase plan for $500 million, pursuant to which the Company plans to repurchase shares of its common stock, par value $.01 per share, through open market-purchases (the “2007 Share Repurchase Plan”). The 2007 Share Repurchase Plan terminates and replaces the share repurchase plan approved by the Company’s Board in September 2005. A copy of the press release, dated July 25, 2007, is filed as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Lennox International Inc., as amended effective July 20, 2007.

99.1	Press Release dated July 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: July 25, 2007	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel